UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

Group 1 Automotive, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner, Suite 500

Houston, Texas 77024

(Address of principal executive offices) (Zip code)

(713) 647-5700

(Registrant’s telephone number including area code)

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 24, 2013, Group 1 Automotive, Inc. issued a press release announcing that it has entered into a definitive agreement to purchase 100 percent of the outstanding shares of UAB Motors Participações S.A., one of Brazil’s largest automotive retailers, for approximately $47.4 million cash and 1.45 million shares of Group 1 common stock and the assumption of approximately $62 million of net non-floorplan debt. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Attached hereto as Exhibit 99.2, which is incorporated herein by reference, is a copy of presentation slides regarding the proposed acquisition for a January 25, 2013 conference call by Group 1’s senior management.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the SEC and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release of Group 1 Automotive, Inc., dated as of January 24, 2013

99.2	Slides presented by senior management of Group 1 regarding the proposed acquisition of UAB Motors Participações S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

January 24, 2013	By:	/s/ Darryl M. Burman
Date		Vice President

INDEX TO EXHIBITS

Exhibit No	Description

99.1	Press Release of Group 1 Automotive, Inc., dated as of January 24, 2013

99.2	Slides presented by senior management of Group 1 regarding the proposed acquisition of UAB Motors Participações S.A.